                                                                 Exhibit (o)(ii)

                                POWER OF ATTORNEY
                                -----------------

            KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors/Trustees, Principal Executive Officer and Principal Financial Officer of SunAmerica Equity Funds, SunAmerica Income Funds, SunAmerica Money Market Funds, Inc., SunAmerica Strategic Investment Series, Inc., SunAmerica Senior Floating Rate Fund, Inc. and SunAmerica Style Select Series, Inc. (collectively, the "Funds") do hereby severally constitute and appoint Peter A. Harbeck, Robert
M. Zakem and/or Donna M. Handel or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with filings with the Securities and Exchange Commission including registration statements on Form N-1A and Form N-14, and any and all amendments thereto, and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

            WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature                                    Title                                 Date

/s/ Peter A. Harbeck                         Director/Trustee                      February 26, 2003
-----------------------
Peter A. Harbeck

/s/ Donna M. Handel                          Treasurer (Principal Financial        February 26, 2003
-----------------------                      and Accounting Officer)
Donna M. Handel

/s/ S. James Coppersmith                     Director/Trustee                      February 26, 2003
----------------------------------
S. James Coppersmith

/s/ Samuel M. Eisenstat                      Director/Trustee and                  February 26, 2003
----------------------------------           Chairman
Samuel M. Eisenstat

Signature                                    Title                                 Date

/s/ Stephen J. Gutman                        Director/Trustee                      February 26, 2003
-----------------------
Stephen J. Gutman

/s/ Sebastiano Sterpa                        Director/Trustee                      February 26, 2003
-----------------------
Sebastiano Sterpa

/s/ William F. Devin                         Director/Trustee                      February 26, 2003
-----------------------
William F. Devin

/s/ Judith L. Craven                         Director/Trustee                      February 26, 2003
-----------------------
Dr. Judith L. Craven

/s/ Robert M. Zakem                          President (Principal                  February 26, 2003
-----------------------                      Executive Officer)
Robert M. Zakem

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